POWER OF ATTORNEY



     I, Janis F. Kerns, appoint Lawrence L. Hooper, Jr., Gail
Valenti, and John Chester Bridgeman, signing singly, attorney-in-fact to:

    (1) Execute on my behalf and in my capacity as an officer of Adams Diversified Equity Fund, Inc. and Adams Natural Resources Fund, Inc., Maryland corporations (the "Companies"), Forms 3, 4, and 5 (the "Form" or "Forms") in accordance with
         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder; and

(2) Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
     I grant to each such attorney-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present. I ratify and confirm all that any such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney. Each attorney-in-fact shall have full power of substitution or revocation.

     I acknowledge that each attorney-in-fact, in serving in such capacity at my request, is not assuming, nor are the Companies assuming, any of my responsibilities to comply with
Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Companies, unless I earlier revoke it in a signed writing delivered to the Office of the Secretary of the Companies for distribution to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2018.


___________________________        /s/ Janis F. Kerns
           Witness             Janis F. Kerns
___________________________
                      Witness



State of Maryland)

City of Potomac)

On this 10th day of January, 2018, before me, the undersigned, personally appeared Janis F. Kerns, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that she executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.





Marietou Yao___________________________ (SEAL)
Notary Public

State of:_Maryland_______________________

My Commission Expires: 09/09/2018_________